EXHIBIT 10.1

SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT AND
AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “Second Amendment”) is made and entered into this 30th day of January, 2009, but shall be effective as of January 30, 2009 (the “Effective Date”), by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Parent”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Agent, the “Agents”), BANK OF AMERICA, N.A., as Documentation Agent, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined.

W I T N E S S E T H:

WHEREAS, the Borrower, the Banks and the Agents have previously entered into that certain Amended and Restated Credit Agreement, dated as of June 6, 2007 (the “Original Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 10, 2008 and effective as of July 31, 2008 (the Original Credit Agreement as so amended, the “Credit Agreement”); and

WHEREAS, in connection with the Original Credit Agreement, the Parent made and entered into that certain Amended and Restated Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of June 6, 2007, as amended by that certain First Amendment to Amended and Restated Guaranty of Payment of Debt, dated as of September 10, 2008 and effective as of July 31, 2008 (as so amended, the “Guaranty”);

WHEREAS, the Borrower, the Parent, the Banks and the Agents desire to make certain amendments to the Guaranty and the Credit Agreement to modify certain provisions thereof, subject to the terms and conditions contained herein; and

WHEREAS, the Banks and the Agents are willing to enter into this Second Amendment, on the terms and conditions set forth herein, and such terms and conditions are agreeable to the Borrower and to the Parent.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

1. AMENDMENTS TO ARTICLE I OF THE CREDIT AGREEMENT. Article I of the Credit Agreement shall be amended as follows:

(a) Amendment to Definition of “Base Rate”. The definition of “Base Rate” contained in Article I of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

“Base Rate” shall mean a rate per annum equal to the greatest of (a) that interest rate established from time to time by the Person serving as the Agent at its principal office as such Person’s prime rate, whether or not such rate is publicly announced, plus 1.5% per annum, (b) the Federal Funds Effective Rate, determined one Business Day prior to the date of determination, plus 1.0% per annum or (c) the then-applicable LIBOR rate for a one month Interest Period, plus the Indicated Spread for the LIBOR Rate Option. The prime rate may be other than the lowest interest rate charged by the Person serving as the Agent for commercial or other extensions of credit.

(b) New Definition of “Amendment Effective Date”. Article I of the Credit Agreement shall be amended by adding the following new defined term in the appropriate alphabetical order:

“Amendment Effective Date” shall mean the “Effective Date” as defined in that certain Second Amendment to Amended and Restated Credit Agreement and Amended and Restated Guaranty of Payment, entered into January 30, 2009 and effective as of January 30, 2009, by and among the Borrower, the Parent, the Agents and the Banks.

2. AMENDMENT TO ARTICLE II OF THE CREDIT AGREEMENT. Article II of the Credit Agreement shall be amended as follows:

(a) Amendment to Section 2.07(a). Section 2.07(a) of the Credit Agreement shall be amended by deleting the penultimate sentence thereof in its entirety and replacing it with the following:

Each Swing Loan shall bear interest at a per annum rate equal to the (i) Federal Funds Effective Rate plus 195 basis points (for each day elapsed) from and including the Restatement Effective Date to the Amendment Effective Date and (ii) the Federal Funds Effective Rate plus 300 basis points (for each day elapsed) from and including the Amendment Effective Date and at all times thereafter, and shall be due and payable on the Swing Loan Maturity Date applicable thereto.

3. AMENDMENT TO ARTICLE IV OF THE CREDIT AGREEMENT. Article IV of the Credit Agreement shall be amended as follows:

(a) Amendment to Section 4.01(d). Section 4.01(d) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

SECTION 4.01(d). INDICATED SPREAD. The Indicated Spread is measured in basis points and (i) from and including the Restatement Effective Date to the Amendment Effective Date, shall be 50 basis points for the Base Rate Option and 145 basis points for the LIBOR Rate Option and (ii) from and including the Amendment Effective Date and at all times thereafter, shall be 0 basis points for the Base Rate Option and 250 basis points for the LIBOR Rate Option.

4. AMENDMENTS TO SECTION 9 OF THE GUARANTY. Section 9 of the Guaranty shall be amended as follows:

(a) Amendment to Section 9.13(a). Section 9.13(a) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(a) The Guarantor will not directly or indirectly purchase, acquire, redeem or retire any shares of its capital stock at any time outstanding or set aside funds for any such purpose, except that, (a) from and after the Restatement Effective Date to the Amendment Effective Date, so long as no Event of Default or violation of Section 9.14 of this Guaranty shall have occurred or will result after giving effect to such purchase, acquisition, redemption or retirement, the Guarantor may purchase, acquire, redeem or retire shares of its outstanding capital stock in an aggregate amount not to exceed Forty Million Dollars ($40,000,000) minus any amounts paid as permitted by Section 9.13(c) hereof, in any yearly period measured by the anniversary dates of the Restatement Effective Date thereafter and (b) notwithstanding the foregoing, from and after the Amendment Effective Date the basket in clause (a) shall no longer be available and, so long as no Event of Default or violation of Section 9.14 of this Guaranty shall have occurred or will result after giving effect thereto, and so long as the Debt remains outstanding, Guarantor shall be permitted to purchase shares of its Class A Common Stock, in an amount not to exceed Four Million Dollars ($4,000,000.00) in the aggregate unless the prior written approval of the Administrative Agent is obtained, such purchases to be made solely for purposes of covering employees’ minimum statutory tax withholding requirement in connection with the vesting of restricted stock granted under the Guarantor’s 1994 Stock Plan and only as the need to pay such minimum statutory tax withholding requirement arises.

(b) Amendment to Section 9.13(c). Section 9.13(c) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(c) The Guarantor will not directly or indirectly declare or pay any Dividends, provided that, so long as no Event of Default shall have occurred and be continuing hereunder and no Event of Default shall have occurred and be continuing under the Agreement, the Guarantor may pay Dividends in an aggregate amount not to exceed Forty Million Dollars ($40,000,000) minus any amounts paid as permitted by Section 9.13(a) hereof, in any yearly period measured by the anniversary dates of the Restatement Effective Date of the Agreement thereafter. Notwithstanding the foregoing, from and after the Amendment Effective Date, the Guarantor will not directly or indirectly declare or pay any Dividends.

5. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent represents and warrants to the Agents and each of the Banks as follows:

(a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement and by the Parent in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof.

(b) REQUISITE AUTHORITY. Each of the Borrower and the Parent has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Second Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this Second Amendment. Each of the Borrower and the Parent has all requisite power and authority to perform its obligations under the Credit Agreement and the Guaranty, as applicable, as amended by this Second Amendment.

(c) DUE AUTHORIZATION; VALIDITY. Each of the Borrower and the Parent has taken all necessary action to authorize the execution, delivery, and performance by it of this Second Amendment and every other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and to authorize the performance of the Credit Agreement and the Guaranty, in each case as amended by this Second Amendment. This Second Amendment and each other document and agreement delivered contemporaneously herewith has been duly executed and delivered by the Borrower and the Parent and is the legal, valid, and binding obligation of each of the Borrower and the Parent enforceable against each of them in accordance with its terms.

(d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower or the Parent of this Second Amendment or any other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and the transactions contemplated hereby or thereby or in connection with the performance of the Credit Agreement and the Guaranty, in each case as amended by this Second Amendment.

(e) NO DEFAULTS. After giving effect to this Second Amendment, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default under the Credit Agreement or the Guaranty.

6. CONDITIONS TO EFFECTIVENESS OF SECOND AMENDMENT.

(a) CLOSING CONDITIONS. Except as otherwise expressly provided in this Second Amendment, prior to or concurrently with the Closing Date (as hereinafter defined), and as conditions precedent to the effectiveness of the amendments provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agent and its counsel:

(i) LOAN DOCUMENTS AND CORPORATE DOCUMENTS. The Borrower shall deliver or cause to be delivered to the Agents and the Banks the following documents, in all cases duly executed, and delivered by the Borrower and/or the Parent, and/or certified, as the case may be:

(A) Certified copy of the resolutions of the board of directors of the Borrower evidencing approval of the execution, delivery and performance of this Second Amendment and each other document, instrument, agreement or certificate delivered by the Borrower to the Agent and/or the Banks contemporaneously herewith;

(B) Certified copy of the resolutions of the board of directors of the Parent evidencing approval of the execution, delivery and performance of this Second Amendment and each other document, instrument, agreement or certificate delivered by the Parent to the Agent and/or the Banks contemporaneously herewith;

(C) A good standing certificate, dated as of a recent date, from the Secretary of State of the State of Ohio for the Borrower;

(D) A good standing certificate, dated as of a recent date, from the Secretary of State of the State of Ohio for the Parent;

(E) A certificate of the secretary or assistant secretary of the Borrower certifying the names and titles of the officers of the Borrower authorized to sign this Second Amendment and each other document, instrument, agreement or certificate delivered by the Borrower to the Agent and/or the Banks contemporaneously herewith, together with the true signatures of such officers;

(F) A certificate of the secretary or assistant secretary of the Parent certifying the names and titles of the officers of the Parent authorized to sign this Second Amendment and each other document, instrument, agreement or certificate delivered by the Parent to the Agent and/or the Banks contemporaneously herewith, together with the true signatures of such officers;

(G) Counterparts of this Second Amendment, executed and delivered by the Borrower, the Parent, the Agents, and the Required Banks;

(H) Copies of the Articles of Incorporation and Code of Regulations of the Borrower, certified by the secretary or the assistant secretary of the Borrower as being true and complete as of the Closing Date; and

(I) Copies of the Articles of Incorporation and Code of Regulations of the Parent, certified by the secretary or the assistant secretary of the Parent as being true and complete as of the Closing Date.

(ii) OPINION OF COUNSEL FOR PARENT. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Parent as to the due authorization, execution, and delivery, and legality, validity and enforceability of this Second Amendment and each other document or agreement delivered by the Parent to the Agent and/or the Banks contemporaneously herewith, and such other matters as the Agent may request.

(iii) OPINION OF COUNSEL FOR BORROWER. The Borrower shall deliver or caused to be delivered to the Agents and the Banks a favorable opinion of counsel for the Borrower as to the due authorization, execution, and delivery, and legality, validity and enforceability of this Second Amendment and each other document or agreement delivered by the Borrower to the Agent and/or the Banks contemporaneously herewith, and such other matters as the Agent may request.

(iv) PAYMENT OF FEES. On or before the Closing Date, the Borrower shall have paid to the Agents and the Banks all costs, fees and expenses incurred by them through the Closing Date in the preparation, negotiation and execution of this Second Amendment (including, without limitation, the reasonable legal fees and expenses of McKenna Long & Aldridge LLP).

(b) DEFINITION. The “Closing Date” shall mean the date this Second Amendment is executed and delivered by the Borrower, the Parent, the Required Banks and the Agents and all the conditions set forth in subsection (a) of this Section 6 have been satisfied or waived in writing by the Agents.

7. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this Second Amendment by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement, or the Parent under the Guaranty, in each case as in effect prior to the effectiveness of this Second Amendment or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Credit Agreement, the Guaranty or any of the other Related Writings, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Credit Agreement, the Guaranty or under any other Related Writing.

8. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this Second Amendment, all provisions of the Credit Agreement and the Guaranty continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement and the Guaranty shall be applicable to this Second Amendment. Nothing in this Second Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Parent under the Credit Agreement, the Guaranty or any of the other Related Writings. Parent hereby acknowledges that it consents to this Second Amendment and confirms and agrees that the Guaranty, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to this Second Amendment.

9. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier or .pdf file shall be effective as delivery of a manually executed counterpart of this Second Amendment.

10. GOVERNING LAW. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.

11. JURY TRIAL WAIVER. THE BORROWER, THE PARENT, THE AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE PARENT, THE AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS SECOND AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS SECOND AMENDMENT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE PARENT AND THE BANKS, OR ANY THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY RENTAL PROPERTIES CORPORATION

By: /s/ Charles A. Ratner
Name: Charles A. Ratner
Title: Chairman of the Board

FOREST CITY ENTERPRISES, INC.

By: /s/ Charles A. Ratner
Name: Charles A. Ratner
Title: Chief Executive Officer and President

KEY BANK NATIONAL ASSOCIATION

individually and as Agent

By: /s/ Joshua Mayers
Name: Joshua Mayers
Title: Vice President

NATIONAL CITY BANK individually and as

Syndication Agent

By: /s/ John E. Wilgus, II
Name: John E. Wilgus, II
Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Ryan J. Terrano
Name: Ryan J. Terrano
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Dennis J. Redpath
Name: Dennis J. Redpath
Title: Senior Vice President

COMERICA BANK

By: /s/ Adam Sheets
Name: Adam Sheets
Title: Assistant Vice President

FIRST MERIT BANK

By: /s/ Robert G. Morlan
Name: Robert G. Morlan
Title: Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By: /s/ David Ladori
Name: David Ladori
Title: Vice President

FIFTH THIRD BANK

By: /s/ Tim Pace
Name: Tim Pace
Title: Vice President

BANK OF AMERICA, N.A.

By: /s/ Michael M. Pomposelli
Name: Michael M. Pomposelli
Title: Senior Vice President

RBS CITIZENS, N.A.

By: /s/ Florentina Djulvezan
Name: Florentina Djulvezan
Title: Vice President

BMO CAPITAL MARKETS FINANCING, INC.

By: /s/ Scott W. Morris
Name: Scott W. Morris
Title: Vice President

CALYON NEW YORK BRANCH

By: /s/ Paul T. Ragusin
Name: Paul T. Ragusin
Title: Director

By: /s/ John A. Wain
Name: John A. Wain
Title: Managing Director

WACHOVIA BANK, N.A.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By: /s/ Kenneth R. McDonnell
Name: Kenneth R. McDonnell
Title: Vice President